Registration No. 333-128641

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_______________

Wentworth Energy, Inc.

 (Exact name of registrant as specified in its charter)

Oklahoma              73-1599600

(State or other jurisdiction of incorporation or organization) (IRS Employer Identification Number)

800 N. Church Street, Suite #C

Palestine, Texas 75801

 (Address of principal executive offices)

Stock Grant to Consultant and Stock Underlying Options

(Full Title of the plan)

David W. Steward
Wentworth Energy, Inc.

800 N. Church Street, Suite #C

Palestine, Texas 75801

(903) 723-0395

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Thomas C. Pritchard, Esq.

Brewer & Pritchard

Three Riverway, 18th Floor

Houston, Texas 77056

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer .	Accelerated filer .	Non-accelerated filer . (Do not check if a smaller reporting company)	Smaller reporting company X .

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

On September 28, 2005, Wentworth Energy, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-128641) (the “Registration Statement”), registering 840,000 shares of common stock, par value $0.001 per share, of the Company for offers and sales to officers, directors, and consultants, consisting of both newly-issues shares of common stock and shares of common stock issuable upon the exercise of certain options. This offering has been terminated.  This Post-Effective Amendment No. 1 is being filed by the Company pursuant to the Company’s undertaking in accordance with the Registration Statement to deregister the securities that are registered but remain unsold under the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palestine, Texas, as of the 23rd day of February, 2011.

Date: February 23, 2011

/s/ DAVID W. STEWARD

David W. Steward

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DAVID STEWARD David Steward	Chief Executive Officer, Chairman of the Board and Director	February 23, 2011

/s/ ALLEN MCGEE Allen McGee	Chief Financial Officer and Director	February 23, 2011

/s/ JACK B. EVANS Jack B. Evans	Director	February 23, 2011